EXHIBIT 99.1

SigmaTron International, Inc. Reports Year End Financial Results for Fiscal Year 2013

ELK GROVE VILLAGE, Ill., July 23, 2013 (GLOBE NEWSWIRE) -- SigmaTron International, Inc. (Nasdaq:SGMA), an electronic manufacturing services company, today reported revenues and earnings for the fiscal year ended April 30, 2013. Revenues increased 26.7% to $198.4 million in fiscal year 2013 from $156.6 million in the prior fiscal year. Net income decreased to $492,961 in fiscal year 2013 compared to $1,134,324 in fiscal year 2012. Basic and diluted earnings per share for the fiscal year ended April 30, 2013 were $0.13 and $0.12, respectively compared to $0.29 in fiscal year 2012.

For the fourth quarter of fiscal year 2013, revenues increased to $51.3 million compared to $39.7 million for the same quarter in the prior fiscal year. Basic and diluted earnings per share for the fiscal year 2013 fourth quarter were each $0.08 compared to basic and diluted earnings per share of $0.17 for the same period of fiscal year 2012.

Commenting on SigmaTron's results, Gary R. Fairhead, President & Chief Executive Officer, said, "SigmaTron's fourth quarter was similar to last year's fourth quarter in that it was the strongest quarter for pre-tax profits for the fiscal year. We posted pre-tax profits of $934,747, which on a pre-tax basis was greater than our pre-tax profits for the entire fiscal year. I am hopeful that the fourth quarter bodes well for fiscal 2014, but short term we continue to see volatility and choppiness so the signs remain mixed.

"When comparing fiscal year 2013 to fiscal year 2012, we have another year where the results are disappointing in comparison to the prior year. However, there were non-recurring expenses incurred early in fiscal year 2013 related to the Spitfire Controls acquisition and the relocation of our Tijuana plant that negatively impacted our overall results. Also negatively impacting our fiscal year 2013 results was a negative $500,000 swing from fiscal year 2012 related to foreign currency adjustments. The United States had a stated policy of trying to weaken the U.S. dollar during this period of time and that success negatively affected our results. With all that said, we still see continuing margin pressure and a spotty economy that will continue to impact our performance.

"However, not all is negative and there are reasons to be cautiously optimistic going forward. We continue to land new customers and new programs with existing customers. Some are not launching or transitioning as quickly as initially indicated by our customers but we believe that they will eventually add to our revenues and bottom line. The integration of Spitfire Controls is proceeding on plan and we have started to add to our menu of services that we can offer customers. In May 2013, we acquired a building in Elgin, Illinois and in June 2013, we relocated the Spitfire operations into the Elgin building. The new building will reduce our overhead costs and we believe that having our Spitfire team in one location will be a significant benefit to the operation. While the engineering experience of Spitfire Controls has historically focused on appliance controls, it will seek to expand to new markets. Spitfire Controls also will work synergistically with SigmaTron to develop new customers and support existing customers.

"Earlier this year the hope was that a sustained recovery of the economy would be seen the second half of calendar 2013. If that happens, SigmaTron should be in an excellent position to benefit from that recovery. Until that happens, we will continue to carefully manage our costs while still investing for the future growth that we believe will eventually come. In closing, I want to thank everyone that has continued to support our plans and efforts, which includes our customers, supply chain, our bank, Wells Fargo Bank, N.A., our employees and our Board of Directors."

Headquartered in Elk Grove Village, IL, SigmaTron International, Inc. is an electronic manufacturing services company that provides printed circuit board assemblies and completely assembled electronic products. SigmaTron International, Inc. operates manufacturing facilities in Elk Grove Village, Illinois; Acuna, Chihuahua, and Tijuana Mexico; Union City, California; Suzhou, China, and Ho Chi Minh City, Vietnam. SigmaTron International, Inc. maintains engineering and materials sourcing offices in Elgin, Illinois and Taipei, Taiwan.

Note: This press release contains forward-looking statements. Words such as "continue," "anticipate," "will," "expect," "believe," "plan," and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the Company. Because these forward-looking statements involve risks and uncertainties, the Company's plans, actions and actual results could differ materially. Such statements should be evaluated in the context of the risks and uncertainties inherent in the Company's business including, but not necessarily limited to, the Company's continued dependence on certain significant customers; the continued market acceptance of products and services offered by the Company and its customers; pricing pressures from our customers, suppliers and the market; the activities of competitors, some of which may have greater financial or other resources than the Company; the variability of our operating results; the results of long-lived assets and goodwill impairment testing; the variability of our customers' requirements; the availability and cost of necessary components and materials; the ability of the Company and our customers to keep current with technological changes within our industries; regulatory compliance, including conflict minerals; the continued availability and sufficiency of our credit arrangements; changes in U.S., Mexican, Chinese, Vietnamese or Taiwanese regulations affecting the Company's business; the turmoil in the global economy and financial markets; the stability of the U.S., Mexican, Chinese, Vietnamese and Taiwanese economic, labor and political systems and conditions; currency exchange fluctuations; and the ability of the Company to manage its growth, including its integration of the Spitfire operation acquired in May 2012. These and other factors which may affect the Company's future business and results of operations are identified throughout the Company's Annual Report on Form 10-K and as risk factors and may be detailed from time to time in the Company's filings with the Securities and Exchange Commission. These statements speak as of the date of such filings, and the Company undertakes no obligation to update such statements in light of future events or otherwise unless otherwise required by law.

Financial tables to follow…

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	April 30,	April 30,	April 30,	April 30,
	2013	2012	2013	2012

Net sales	$51,322,342	$39,741,827	$198,439,534	$156,635,984

Cost of products sold	45,628,141	35,122,781	178,513,888	141,381,443

Gross profit	5,694,201	4,619,046	19,925,646	15,254,541

Selling and administrative expenses	4,632,670	3,544,550	18,358,354	12,611,673

Operating income	1,061,531	1,074,496	1,567,292	2,642,868

Other expense	126,784	187,658	752,968	986,373

Income from operations before income tax	934,747	886,838	814,324	1,656,495

Income tax expense	614,700	237,398	321,363	522,171

Net income	$320,047	$649,440	$492,961	$1,134,324

Net income per common share -- basic	$0.08	$0.17	$0.13	$0.29

Net income per common share -- assuming dilution	$0.08	$0.17	$0.12	$0.29

Weighted average number of common equivalent shares outstanding - assuming dilution	4,027,881	3,909,572	4,003,887	3,906,279

CONDENSED CONSOLIDATED BALANCE SHEETS

	April 30,	April 30,
	2013	2012

Assets:

Current assets	$78,939,507	$74,139,130

Machinery and equipment-net	28,567,052	24,373,494

Intangibles	5,949,434	86,925
Goodwill	3,222,899	--
Other assets	910,025	547,334

Total assets	$117,588,917	$99,146,883

Liabilities and stockholders' equity:

Current liabilities	$38,129,159	$24,566,962

Long-term obligations	27,476,027	23,558,850

Stockholders' equity	51,983,731	51,021,071

Total liabilities and stockholders' equity	$117,588,917	$99,146,883
CONTACT: SigmaTron International, Inc.
         Linda K. Frauendorfer
         1-800-700-9095